Exhibit 1

     We, the undersigned, hereby express our agreement that the attached Amendment No. 3 to Schedule 13D is filed on behalf of each of the undersigned.

November 5, 2004	s/Howard O. Woltz, Jr.

Howard O. Woltz, Jr.

s/H.O. Woltz III

H. O. Woltz III